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                                 EXHIBIT 5.01

                                 July 20, 2001

Netopia, Inc.
2470 Mariner Square Loop
Alameda, CA 94501

Gentlemen/Ladies:

At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Netopia, Inc. (the "Company") with the
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Securities and Exchange Commission (the "Commission") on or about July 20, 2001
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in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,681,980 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of (a) stock
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options granted or to be granted by the Company under the Company's 1996 Stock
Option Plan, as amended (the "Option Plan"), or (b) purchase rights granted or
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to be granted under the Company's Employee Stock Purchase Plan, as amended (the
"Purchase Plan").
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         In rendering this opinion, I have made such investigations of fact, and have reviewed such documents and other instruments, as I have deemed necessary or appropriate.

         Based upon the foregoing, it is my opinion that the 1,681,980 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted or to be granted by the Company under the Option Plan, or (b) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable. I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and I assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended for the Company's use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                   Very truly yours,

                                   /s/ David A. Kadish
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                                   By: David A. Kadish
                                       Senior Vice President and General Counsel